EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Patriot Scientific Corporation
San Diego, California

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 14, 2003, except for note 1, dated as of August 26, 2003, relating to the consolidated financial statements of Patriot Scientific Corporation, which are contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/  Nation Smith Hermes Diamond

San Diego, California
May 21, 2004



                                     Ex-27